UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

AMH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-115543	16-1693178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 15, 2010, Associated Materials, LLC (the “Company”) amended its employment agreement with Mr. Thomas Chieffe, President and Chief Executive Officer. The material terms of Mr. Chieffe’s employment agreement are summarized below.
With respect to Mr. Chieffe’s amended employment agreement, the initial term of the employment agreement is two years beginning on April 1, 2010 and will be automatically extended for one year thereafter unless the Company gives Mr. Chieffe notice not to extend the employment agreement. The employment agreement provides for a base salary effective April 1, 2010 of $600,000 per year and allows Mr. Chieffe to be eligible to earn an annual incentive bonus calculated as a specified percentage of his base salary contingent upon the achievement of defined EBITDA hurdles with respect to each calendar year. Mr. Chieffe’s base salary shall increase to $625,000 effective April 1, 2011 and further increase to $650,000 effective April 1, 2012. The employment agreement extends the annual special retention incentive bonus, which is payable in four equal installments of $500,000 annually on October 1, 2010 through October 1, 2013. The payment of the special retention incentive bonus shall cease if Mr. Chieffe’s employment has been terminated by the Company for cause or in the event Mr. Chieffe voluntarily resigns. The employment agreement provides Mr. Chieffe the right to participate in stock option plans established by AMH Holdings II, Inc. (“AMH II”), the Company’s indirect parent company.
The employment agreement provides that if Mr. Chieffe’s employment is involuntarily terminated by the Company without cause, he will be entitled to the following severance compensation: (1) severance equal to his base salary immediately prior to the date of termination of his employment for 24 months, (2) continued medical and dental benefits consistent with the terms in effect for active employees of the Company for 24 months, subject to reduction to the extent comparable benefits are actually received by Mr. Chieffe from another employer during this period, and (3) a pro rata portion of any annual incentive bonus payable for the year of termination. The employment agreement also provides that if Mr. Chieffe’s employment is involuntarily terminated by the Company without cause or if Mr. Chieffe elects to resign upon the occurrence of certain specified events, in each case, within two years following a change in control, Mr. Chieffe will be entitled to the following severance compensation and benefits: (1) two times Mr. Chieffe’s base salary, (2) two times Mr. Chieffe’s annual incentive pay (equal to the highest amount of incentive pay earned in any year during the preceding three years), (3) if the termination occurs after June 30 in any year, a prorated portion of his annual incentive pay for that calendar year, (4) for a period of 24 months, medical and dental insurance benefits consistent with the terms in effect for active employees of the Company during this period, subject to reduction to the extent comparable benefits are actually received by Mr. Chieffe from another employer during this period, and (5) the cost of employee outplacement services equal to $30,000. The employment agreement includes non-competition, non-solicitation, confidentiality and other restrictive covenants.
A copy of the employment agreements are attached as exhibits hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Document
10.1	Amended and Restated Employment Agreement, dated as of April 15, 2010 by and between Associated Materials, LLC and Thomas Chieffe.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, LLC
DATE: April 16, 2010	By:	/s/ Stephen E. Graham
Stephen E. Graham
Vice President — Chief Financial Officer, Treasurer and Secretary

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